EXHIBITS 5-A AND 23-B

OPINION OF DAVIS POLK & WARDWELL

December 23, 2008

Morgan Stanley
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

We have acted as counsel to Morgan Stanley, a Delaware corporation (the “Company”), and depositor of Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V, Morgan Stanley Capital Trust VI, Morgan Stanley Capital Trust VII and Morgan Stanley Capital Trust VIII, each a statutory trust formed under the laws of the State of Delaware (each, an “Existing Issuer Trust”), and depositor of Morgan Stanley Capital Trust IX, Morgan Stanley Capital Trust X, Morgan Stanley Capital Trust XI, Morgan Stanley Capital Trust XII and Morgan Stanley Capital Trust XIII, each a statutory trust formed under the laws of the State of Delaware (each, an “Issuer Trust” and, collectively, the “Issuer Trusts”), in connection with the preparation and filing of a registration statement with the Securities and Exchange Commission on Form S-3ASR (as it may be amended or supplemented from time to time, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) $165,452,274,876 aggregate initial offering price of the following securities, as such amount may be increased from time to time upon due authorization by the Company (the “Securities”): (i) debt securities (“Debt Securities”), (ii) warrants to purchase or sell (a) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) commodities or (d) any combination of the foregoing (collectively, the “Warrants”), (iii) purchase contracts (“Purchase Contracts”) requiring the holders thereof to purchase or sell (a) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) commodities or (d) any combination of the foregoing, (iv) shares of the Company’s common stock, par value $.01 per share (“Common Stock”), (v) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), to be issued from time to time in one or more series, (vi) an indeterminate number of depositary shares representing fractional interests in shares or multiple shares of the Preferred Stock (the “Depositary Shares”), (vii) Warrants, Purchase Contracts, Common Stock, Preferred Stock, Debt Securities and debt obligations issued by an entity affiliated or not affiliated with the

Company or any combination thereof that may be offered in the form of Units (“Units”), (viii) capital securities of the Issuer Trusts (the “Capital Securities”) and (ix) guarantees of the Company with respect to the Capital Securities (the “Guarantees”). As used herein, the term “Debt Securities” includes prepaid Purchase Contracts issued under an indenture.

The Debt Securities and certain Purchase Contracts that require the holders thereof to satisfy their obligations thereunder when such Purchase Contracts are issued and settle in cash (“Cash-settled Pre-paid Purchase Contracts” and, together with Purchase Contracts that contain a similar requirement but do not settle in cash, “Pre-paid Purchase Contracts”), if any, are to be issued from time to time as either (a) senior indebtedness of the Company under a senior indenture dated as of November 1, 2004, between the Company and The Bank of New York Mellon ( as successor to JPMorgan Chase Bank) (the “Senior Debt Trustee”), as trustee (as may be supplemented or amended from time to time, the “Senior Indenture”), (b) subordinated indebtedness of the Company under a subordinated indenture dated as of October 1, 2004, between the Company and The Bank of New York Mellon ( as successor to J.P. Morgan Trust Company, National Association) (as may be supplemented or amended from time to time, the “Subordinated Debt Trustee”), as trustee (the “Subordinated Indenture”), or (c), in the case of Debt Securities issued and sold by the Company to an Issuer Trust, junior subordinated indebtedness of the Company under a junior subordinated indenture dated as of October 1, 2004, a junior subordinated indenture dated as of October 12, 2006 or another junior subordinated indenture in a form filed as an exhibit to the Registration Statement, in each case, between the Company and The Bank of New York Mellon (the “Junior Subordinated Debt Trustee”), as trustee (each a “Junior Subordinated Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”). The Warrants, if any, will be issued under the Warrant Agreement to be entered into between the Company and a bank or trust company, as warrant agent (the “Warrant Agreement”). The Purchase Contracts (other than Cash-settled Pre-paid Purchase Contracts) and Units, if any, may be issued under the Unit Agreement dated as of November 1, 2004 among the Company, The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Unit Agent, as Collateral Agent, as Trustee and Paying Agent under the Senior Indenture, and as Warrant Agent under the Warrant Agreement, and the holders from time to time of the Units described therein (as may be amended from time to time, the “Unit Agreement”). Units that do not include Purchase Contracts (or include only Pre- paid Purchase Contracts) or otherwise do not involve obligations on the part of the holders of the Units may be issued under the Unit Agreement Without Holders’ Obligations dated as of August 29, 2008 (as may be amended from time to time, the “Unit Agreement Without Holders’ Obligations”) between the Company and The Bank of New York Mellon, as Unit Agent, as Trustee and Paying Agent under the Senior Indenture referred to therein, and as Warrant Agent under the Warrant Agreement (as may be amended from time to time, the

“Unit Agreements Without Holders’ Obligations”). Depositary Shares representing fractional interests in shares or multiple shares of Preferred Stock, if any, will be issued under a preferred stock deposit agreement to be entered into among the Company, The Bank of New York Mellon, as depositary, and the holders from time to time of depositary receipts issued thereunder (the “Deposit Agreement”).

The Capital Securities of each Issuer Trust will be issued pursuant to an amended and restated trust agreement (each a “Trust Agreement” and, collectively, the “Trust Agreements”) of such Issuer Trust to be entered into among the Company, as depositor of such Issuer Trust (the “Depositor”), The Bank of New York Mellon, as property trustee, The Bank of New York Mellon (Delaware), as Delaware trustee, two individuals selected by the Depositor as administrators with respect to such Issuer Trust and the holders of the Common Securities and the Capital Securities of such Issuer Trust.

The Indentures, the Unit Agreement Without Holders’ Obligations, the form of the Warrant Agreement, the Unit Agreement, the Deposit Agreement, the Trust Agreements, the Debt Securities, the Warrants, the Purchase Contracts, the depositary receipts evidencing the Depositary Shares, the Units, the Capital Securities and the Guarantees are filed or incorporated by reference as exhibits to the Registration Statement.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents and certificates as we deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Issuer Trusts, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Indentures, the Warrant Agreement, the Unit Agreement, the Unit Agreement Without Holders’ Obligations, the Deposit Agreement, the Trust Agreements, the Guarantees and the Securities will be executed in substantially the form reviewed by us and that the terms of the Securities will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the Issuer Trusts or their respective property is subject, (ii) any law, rule, or regulation to which the Company or any of the Issuer Trusts is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed (i) that the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the General Corporation Law of the State of Delaware (the “DGCL”), and (ii) that, pursuant to resolutions of the Company’s Board of Directors dated June 19, 2007, shares of Common Stock issued after September 3, 2007 will be in uncertificated form in accordance with Section 158 of the DGCL.

We have examined the originals or copies certified or otherwise identified to our satisfaction of such additional corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) the Company’s Board of Directors (or a committee thereof duly authorized to act on its behalf) (the “Board”) and appropriate officers of the Company will have taken all necessary corporate action to approve the terms of the Securities and the terms of the offering; and (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; we are of the opinion that:

1.          The Indentures, the Warrant Agreement, the Unit Agreement, the Unit Agreement Without Holders’ Obligations, the Deposit Agreement and the Securities, other than the Capital Securities and Depositary Shares, have been duly authorized by the Company;

2.          When the Warrant Agreement and the Unit Agreement and/or the Unit Agreement Without Holders’ Obligations, as applicable, have been duly executed and delivered by the Company, the terms of the Debt Securities, the Warrants, the Purchase Contracts and the Units have been established by the officers of the Company given authority to do so by the Board and the Debt Securities, the Warrants, the Purchase Contracts and the Units have been duly authenticated and/or countersigned, executed and issued in accordance with the provisions of the applicable Indenture, the Warrant Agreement, the Unit Agreement and/or the Unit Agreement Without Holders’ Obligations, as applicable, respectively, and duly paid for by the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement, all required corporate action of the Company will have been taken with respect to the issuance and sale of the Debt Securities, the Warrants, the Purchase Contracts and the Units and such securities will have been validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

3.          With respect to an offering of any shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) uncertificated shares of Common Stock have been duly registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock is then authorized and available for issuance and that the consideration therefor is not less than the par value of the shares of Common Stock;

4.          With respect to an offering of any shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein, such shares of Preferred Stock will be duly and validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Preferred Stock is then authorized and available for issuance and that the consideration therefor is not less than the par value of the shares of Preferred Stock;

5.          If shares of Common Stock or Preferred Stock are issuable upon conversion, exercise or exchange of Debt Securities, Preferred Stock, Warrants or Purchase Contracts, as applicable, the shares issuable upon conversion, exercise or exchange will be duly and validly issued, fully paid and nonassessable, assuming (i) that the conversion, exercise or exchange of the Debt Securities, Preferred Stock, Warrants or Purchase Contracts, as applicable, is in accordance with the terms of applicable Indenture, Certificate of Designation, Warrant or Purchase Contract, respectively, for the consideration approved by the Board, (ii) that a sufficient number of shares of Common Stock or Preferred Stock, as applicable, is then authorized and, in the case of an issuance upon conversion or exchange, reserved and available for issuance and (iii) that the consideration for the shares of Common Stock or Preferred Stock, as applicable, is not less than par value of such shares;

6.          When the Deposit Agreement has been duly executed and delivered by the Company and, if applicable, when the Depositary Shares have been duly issued in accordance with the provisions of the Deposit Agreement and paid for by the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement, such Depositary Shares will represent legal and valid interests in the corresponding shares of Preferred Stock; and

7.          When a Guarantee has been duly executed and delivered by the Company, all corporate actions of the Company will have been taken with respect to the issuance of such Guarantee, and such Guarantee will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Our opinions in paragraphs 2 and 7 above are subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

We note that, as of the date of this opinion, a judgment for money in an action based on the Securities in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars will depend upon various factors, including which court renders the judgment.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in each of the related prospectuses. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Davis Polk & Wardwell